Exhibit 10.25

MEADWESTVACO CORPORATION DEFERRED INCOME PLAN

Restatement Effective January 1, 2007 (except as otherwise provided)

TABLE OF CONTENTS

ARTICLE 1 . INTRODUCTION		1
1.01.	History of the Plan	1
1.02.	Purposes of the Plan	1
1.03.	American Jobs Creation Act of 2004 (“AJCA”)	2
1.04.	Effective Date	3

ARTICLE 2 . DEFINITIONS AND CONSTRUCTION		3
2.01.	Definitions	3
2.02.	Construction	7
2.03.	Timing of Payments	7

ARTICLE 3 . PARTICIPATION		7
3.01.	Commencing Participation	7
3.02.	Ending Participation	8

ARTICLE 4 . CREDITS TO PARTICIPANTS’ ACCOUNTS		8
4.01.	Eligible Employee Deferrals	8
4.02.	Employer Non-Qualified Matching Credits	10

ARTICLE 5 . INVESTMENTS AND ACCOUNTS		11
5.01.	Participant Allocation of Accounts Among Book-Entry Investment Funds	11
5.02.	Change in Allocation	11
5.03.	Valuation of Investment Funds	12
5.04.	Sub-Accounts	12
5.05.	Risk of Loss	13
5.06.	Interests in the Plan	13
5.07.	Special Provisions Applicable to the Company Stock Portion of the Plan	13

ARTICLE 6 . VESTING AND FORFEITURE		13
6.01.	Vesting	13
6.02.	Forfeiture	14

ARTICLE 7 . PAYMENTS		14
7.01.	Distribution Election Process	14
7.02.	Types of Distributions	14
7.03.	Form of Payment of Distributions	16
7.04.	Changes to the Time and Form of Distribution	17
7.05.	Pre-AJCA Accounts	19

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DEFERRED INCOME PLAN	TABLE OF CONTENTS

ARTICLE 8 . HARDSHIP WITHDRAWALS AND PAYMENTS UPON DEATH		19
8.01.	Hardship Withdrawal.	19
8.02.	Payments Upon Death	20
8.03.	Designation of Beneficiary	21
8.04.	Pre-AJCA Accounts	21

ARTICLE 9 . PLAN ADMINISTRATION		21
9.01.	Plan Administrator	21
9.02.	Delegation and Employment of Agents	21
9.03.	Interpretations	21
9.04.	Elections and Designations	22
9.05.	Claims	22
9.06.	Postponement of Action	22

ARTICLE 10 . AMENDMENT AND TERMINATION OF PLAN		22
10.01.	Amendment of the Plan	22
10.02.	Termination of the Plan	23
10.03.	Design Decisions	23

ARTICLE 11 . MISCELLANEOUS PROVISIONS		23
11.01.	Employment Rights Not Affected by Plan	23
11.02.	Doubt as to Identity	24
11.03.	Payment Medium	24
11.04.	Obligations to Make Payments	24
11.05.	Liability Limited	24
11.06.	Overpayments	24
11.07.	Incapacity and Minor Status	25
11.08.	Assignment and Liens	25
11.09.	Withholding Taxes	25
11.10.	Titles and Headings Not to Control	25
11.11.	Notice of Process	25
11.12.	Plan Expenses	26
11.13.	Governing Law and Limitation on Actions	26
11.14.	Class Action Forum Selection Clause	26
11.15.	Severability	27
11.16.	Integration Clause and Complete Statement of Plan	27

APPENDIX A. TRANSFER OF EX-CAP BALANCES		A-1

APPENDIX B. DISTRIBUTION OF PRE-AJCA DIP ACCOUNTS		B-1

APPENDIX C. DISTRIBUTION OF PRE-AJCA EX-CAP ACCOUNTS		C-1

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ARTICLE 1. INTRODUCTION

1.01.	HISTORY OF THE PLAN

(a)	Immediately before January 1, 2003, two operating subsidiaries of MeadWestvaco (The Mead Corporation and Westvaco Corporation) sponsored five non-qualified defined contribution plans for their eligible employees. These plans were then known as (1) the Westvaco Corporation Deferred Compensation Plan, (2) the Westvaco Corporation Savings and Investment Restoration Plan, (3) the Westvaco Corporation Excess Benefit Plan, (4) The Mead Corporation Executive Capital Accumulation Plan, and (5) The Mead Corporation Incentive Compensation Election Plan.

(b)	Deferrals to the plans listed in paragraph (a), above, were discontinued before January 1, 2003. In place of those plans, MeadWestvaco created the MeadWestvaco Corporation Deferred Income Plan (the “Plan”). Before 2005, participants in those plans were permitted, but not required, to “roll over” their balances under those plans into the Plan. Such rolled-over balances are subject to the terms of the Plan.

(c)	The remaining account balances under the Westvaco Corporation Deferred Compensation Plan, Westvaco Corporation Savings and Investment Restoration Plan, Westvaco Corporation Excess Benefit Plan and Mead Corporation Incentive Compensation Election Plan—i.e., those not “rolled over” to the Plan before 2005—remain subject to the terms and conditions of those plans.

(d)	The remaining account balances under the Mead Corporation Executive Capital Accumulation Plan—i.e., those not “rolled over” to the Plan before 2005—remained subject to the terms and conditions of the Mead Corporation Executive Capital Accumulation Plan in 2005 and 2006. However, effective January 1, 2007, MeadWestvaco merged the Mead Corporation Executive Capital Accumulation Plan into this Plan. As a result of the merger, the remaining account balances under the Mead Corporation Executive Capital Accumulation Plan—i.e., those not “rolled over” to the Plan before 2005—are governed by (i) Appendix A of the Plan, which applies to Participants who were employed by the Company or an 80% Affiliate on or after January 1, 2005; or (ii) Appendix C of the Plan, which applies to Participants who terminated employment before January 1, 2005.

1.02.	PURPOSES OF THE PLAN

(a)	The purposes of the Plan are to enable Participants to defer voluntarily the receipt of certain amounts, including compensation not otherwise eligible for deferral under the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Employees (the “Qualified Plan”), to provide matching credits on certain deferrals, to restore certain benefits that cannot be provided under the Qualified Plan, and to provide retirement and other benefits to Participants through an individual account program.

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(b)	The Plan is unfunded and benefits due under the Plan remain subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency. Benefits due under the Plan shall be payable from the general assets of the Company or from any unsecured (“rabbi”) trust or similar arrangement, the assets of which shall be subject to the claims of the Company’s general creditors in the event of the Company’s bankruptcy or insolvency.

(c)	The Plan is maintained primarily for the purpose of providing deferred compensation for a select group of management and/or highly compensated employees of the Company. The Plan shall not be subject to the participation and vesting requirements, funding provisions, or fiduciary duty rules (Parts 2, 3, and 4 of Title I) of ERISA.

1.03.	AMERICAN JOBS CREATION ACT OF 2004 (“AJCA”)

(a)	Effective January 1, 2005, except as provided in Section 1.03(c):

(1)	All benefits under the Plan shall be subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

(2)	The Plan shall comply with the requirements of, and shall be operated, administered, and interpreted in accordance with, (A) before January 1, 2009, a reasonable good-faith interpretation of section 409A of the Code and (B) after December 31, 2008, section 409A of the Code; and

(3)	For the period from January 1, 2005 through December 31, 2008, the Company and the Administration Committee had sole discretion to override the terms set forth in the plan document for the Plan to the extent that either the Company or the Committee determined to be necessary or appropriate to comply with a good-faith, reasonable interpretation of the requirements of section 409A of the Code.

(4)	If the Company or Administration Committee determines that any provision of the Plan is or might be inconsistent with the restrictions imposed by section 409A, such provision shall be deemed to be amended to the extent that the Company or Administration Committee determines is necessary to bring it into compliance with the requirements of section 409A of the Code. Any such deemed amendment shall be effective as of the earliest date such amendment is necessary under section 409A of the Code.

(b)	No provision in the Plan shall be interpreted or construed to (1) create any liability for the Company or any Affiliate, or any of their employees, officers, directors, or other service providers, related to a failure to comply with section 409A or (2) transfer any liability for a failure to comply with section 409A from a Participant or other individual to the Company or any Affiliate, or any of their employees, officers, directors, or other service providers.

(c)	Pre-AJCA Accounts (as defined in Section 2.01(dd)) are not subject to section 409A of the Code. Notwithstanding any provision of this Section 1.03 to the contrary, Pre-AJCA Accounts shall be administered in accordance with the special provisions set forth in Appendix B and Appendix C, as applicable, which reflect terms that have been in effect since before October 4, 2004. With respect to such Pre-AJCA Accounts, no amendment shall be made to the Plan that would constitute or result in a “material modification” of the Plan (within the meaning of section 885(d) of the AJCA) unless, and only to the extent that, such amendment expressly states that it is intended to constitute a “material modification” with respect to one or more Pre-AJCA Accounts.

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1.04.	EFFECTIVE DATE

Unless a particular provision of the Plan specifies a different effective date for that provision, this restatement of the Plan shall be effective January 1, 2007.

ARTICLE 2. DEFINITIONS AND CONSTRUCTION

2.01.	DEFINITIONS

For purposes of the Plan, unless the context clearly or necessarily indicates the contrary, the following words and phrases shall have the meanings set forth in the definitions below:

(a)	“Account” means an unfunded book-entry account for a Participant, representing deferrals and other credits to the Plan, as adjusted to reflect earnings, losses, and payments. Each Account shall be divided into sub-accounts in accordance with Section 5.04. Accounts established under the Plan shall hold no actual funds or assets.

(b)	“Administration Committee” means the individuals constituting the Benefit Plans Administration Committee designated by MeadWestvaco’s Chief Executive Officer, or similar committee appointed pursuant to Section 9.01.

(c)	“Affiliate” means, with respect to the MeadWestvaco or a Designated Subsidiary, any person or entity that is required to be combined with MeadWestvaco or the Designated Subsidiary as a single employer under section 414(b) or (c) of the Code, except that the 80 percent ownership standard prescribed by section 1563(a)(1), (2), and (3) of the Code and Treas. Reg. § 1.414(c)-2 shall be replaced with a 50 percent ownership standard.

(d)	“AJCA” means the American Jobs Creation Act of 2004, as amended.

(e)	“Base Salary” means the gross amount of base salary, before reduction for tax withholding and pre-tax or after-tax contributions to any employee benefit plan, and before any other payroll deductions. Base Salary shall not include any pay offered in lieu of vacation.

(f)	“Beneficiary” means, in the case of any Participant who dies, the person or persons designated in accordance with Section 8.03.

(g)	“Board of Directors” means the Board of Directors of MeadWestvaco.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.

(i)

“Commission” means compensation that consists of either a portion of the purchase price for a product or services or an amount substantially all of which is calculated by reference to volume of sales, where payment of the compensation is

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contingent upon the employing Company or any of its 80% Affiliates receiving payment from an unrelated customer for such product or services. Any Commission shall be attributable to the Plan Year in which the customer remits to the applicable Company or 80% Affiliate the payment that gives rise to the Commission.

(j)	“Company” means MeadWestvaco and/or each Designated Subsidiary.

(k)	“Deferral Election” means an Eligible Employee’s election to defer compensation pursuant to Section 4.01.

(l)	“Designated Subsidiary” means any entity of which at least 50 percent of the outstanding ordinary voting stock or control is owned directly or indirectly by MeadWestvaco, and that has been designated by the Chief Executive Officer of MeadWestvaco or the Board of Directors as having employees who are eligible to participate in the Plan as of a date determined by such designation.

(m)	“Distribution Election” means a Participant’s election of the timing and manner of payment of all or part of his Account, filed in accordance with Section 7.01.

(n)	“80% Affiliate” means, with respect to MeadWestvaco or a Designated Subsidiary, any person or entity that is required to be combined with MeadWestvaco or the Designated Subsidiary as a single employer under section 414(b) or (c), using the 80 percent ownership standard prescribed by section 1563(a)(1), (2), and (3) of the Code and Treas. Reg. § 1.414(c)-2.

(o)	“Eligible Employee” means any individual who is part of the select group of management or highly-paid employees of the Company who are designated by the Administration Committee as eligible to participate in the Plan.

(p)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(q)	“Excess Compensation” means, for any Plan Year, the excess of a Participant’s Gross Compensation for such Plan Year over his “eligible compensation” (as defined in the Qualified Plan) for such Plan Year.

(r)	“409A Account Plan” means any nonqualified “account balance plan” described in Treas. Reg. § 1.409A-1(c)(2)(i)(A) or (B) that is maintained by the Company or an 80% Affiliate.

(s)	“Gross Compensation” means, for any period, “eligible compensation” for such period as defined in the Qualified Plan, without regard to the limit required by section 401(a)(17) of the Code, plus the amount deferred for such period under the Plan.

(t)	“Investment Fund” means a book-entry investment fund maintained pursuant to Section 5.01.

(u)	“Investment Policy Committee” means the Benefit Plans Investment Policy Committee designated by MeadWestvaco’s Chief Executive Officer or similar committee appointed pursuant to Section 9.01.

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(v)	“MeadWestvaco” means MeadWestvaco Corporation, a Delaware Corporation.

(w)	“MeadWestvaco Common Stock” means shares of common stock of MeadWestvaco Corporation.

(x)	“Open Enrollment” means the period or periods established by the Administration Committee during which Eligible Employees may make or change their Deferral Elections.

(y)	“Participant” means an Eligible Employee who satisfies the eligibility requirements set forth in Article 3, or who has a positive balance in his Account.

(z)	“Performance-Based Compensation” means compensation that qualifies as “performance-based compensation” under Treas. Reg. § 1.409A-1(e). In general, Performance-Based Compensation includes wages and other compensation the amount or entitlement to which is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Performance-Based Compensation shall not include any amount or portion of any amount that is (1) payable regardless of performance or (2) based upon criteria that are substantially certain to be met at the time such criteria are established.

(aa)	“Plan” means the MeadWestvaco Corporation Deferred Income Plan, as set forth herein and as amended from time to time.

(bb)	“Plan Administrator” means any plan administrator appointed pursuant to Section 9.01. The Plan Administrator shall be a member of the Administration Committee.

(cc)	“Plan Year” means the calendar year.

(dd)	“Pre-AJCA Account” means a Pre-AJCA DIP Account or a Pre-AJCA Ex-CAP Account.

(1)	“Pre-AJCA DIP Account” means the portion of any Account of a Participant who terminated employment with the Company and Affiliates before January 1, 2005 that (A) is not a Pre-AJCA Ex-CAP Account and (B) constitutes amounts “deferred” (within the meaning of section 885(d) of the AJCA) before January 1, 2005.

(2)	“Pre-AJCA Ex-CAP Account” means the portion of any Ex-CAP Account (as defined in Section A-1) of a Participant who terminated employment with the Company and Affiliates before January 1, 2005 that constitutes amounts “deferred” (within the meaning of section 885(d) of Code and the AJCA) before January 1, 2005.

No Participant shall have a Pre-AJCA Account unless he terminated employment with the Company and Affiliates before January 1, 2005.

(ee)	“Qualified Plan” means the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Salaried and Non-Bargained Hourly Employees.

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(ff)	“Qualified Plan Limits” means the limits required by sections 401(a)(17), 401(k)(3), 402(g), and 415 of the Code, each as adjusted pursuant to section 414(v) of the Code.

(gg)	“Restorative Savings Amount” means—

(1)	For any Plan Year that begins after December 31, 2006, any Base Salary for services performed during such Plan Year that an Eligible Employee irrevocably elected before such Plan Year to defer under the Qualified Plan as a “before-tax contribution” (within the meaning of the Qualified Plan), but that cannot be contributed to the Qualified Plan by reason of the Qualified Plan Limits.

(2)	For the 2006 Plan Year, any compensation for services performed during such Plan Year that an Eligible Employee irrevocably elected before such Plan Year to defer under the Qualified Plan as a “before-tax contribution” (within the meaning of the Qualified Plan), but that cannot be contributed to the Qualified Plan during such Plan Year by reason of the Qualified Plan Limits.

(3)	For the 2005 Plan Year, any amount that an Eligible Employee irrevocably elected before such Plan Year to defer under the Qualified Plan as a “before-tax contribution” (within the meaning of the Qualified Plan), but that cannot be contributed to the Qualified Plan by reason of the Qualified Plan Limits.

(hh)	“Specified Date Distribution” means a payment of all or part of a Participant’s Account that is scheduled to commence during a specified Plan Year in the future, as described in Section 7.02(a).

(ii)	“Spouse” means the person, if any, to whom a Participant is legally married under the laws of the state in which the Participant resides, and who qualifies as a “spouse” within the meaning of 1 U.S.C. § 7.

(jj)	“Termination Distribution” means a payment of all or part of a Participant’s Account that commences at a time based on the Participant’s Termination Date, as described in Section 7.02(b).

(kk)	“Termination Date” means the date of an individual’s “separation from service” (within the meaning of section 409A(a)(2)(A)(i) of the Code) with (x) MeadWestvaco or the Designated Subsidiary with which he is employed and (y) its Affiliates, as determined by MeadWestvaco in accordance with Treas. Reg. § 1.409A-1(h)(1). For purposes of the Plan:

(1)	An individual who is on a leave of absence (with the expectation that he will return) and does not have a statutory or contractual right to reemployment shall be deemed to have had a “separation for service” on the first date that is more than six months after the commencement of such leave of absence. However, if the leave of absence is due to any medically determinable physical or mental impairment that can be expected to last for a continuous period of six months or more, and such impairment causes the individual to be unable to perform the duties of his position of employment or any substantially similar position of employment, the preceding sentence shall be deemed to refer to a 29-month period rather than to a six-month period; and

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(2)	A sale of assets to an unrelated buyer that results in an individual working for the buyer or one of its affiliates shall not, by itself, constitute a “separation from service” for such individual unless MeadWestvaco, with the buyer’s written consent, so provides in writing 60 or fewer days before the closing of such sale.

(ll)	“Valuation Date” means any date or time designated by the Administration Committee for the valuation of Accounts.

2.02.	CONSTRUCTION

Effective January 1, 2003, for purposes of the Plan, unless the contrary is clearly indicated by the context:

(a)	The use of the masculine gender shall also include within its meaning the feminine and vice versa;

(b)	The use of the singular shall also include within its meaning the plural and vice versa;

(c)	The word “include” shall mean to include, but not to be limited to; and

(d)	Any reference to a statute or section of a statute shall further be a reference to any successor or amended statute or section, and any regulations or other guidance of general applicability issued thereunder.

2.03.	TIMING OF PAYMENTS

(a)	The phrase “as soon as practicable after” or any similar phrase shall mean the earliest administratively practicable date after the relevant date or event; provided that, in accordance with Treas. Reg. § 1.409A-3(b), such date shall be no later than the later of (1) the last day of the calendar year in which the relevant date or event occurs or (2) the 90th day following the occurrence of the relevant date or event.

(b)	To the extent that any payment under the Plan may be made within a specified number of days, or as soon as practicable, on or after any date or the occurrence of any date or event, the date of payment shall be determined by the Company in its sole discretion, and not by any Participant, beneficiary, or other individual.

ARTICLE 3. PARTICIPATION

3.01.	COMMENCING PARTICIPATION

(a)	Each individual who was a Participant in the Plan on January 1, 2007 shall remain a Participant until his participation ends pursuant to Section 3.02.

(b)	Any individual who was not a Participant in the Plan on January 1, 2007 and who becomes an Eligible Employee on or after January 1, 2007 shall be a Participant as of the date an amount is first credited to his Account.

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(c)	Any individual who is not already a Participant in the Plan and whose account under the Mead Corporation Executive Capital Accumulation Plan was transferred to the Plan effective January 1, 2007, shall be a Participant in the Plan as of January 1, 2007.

3.02.	ENDING PARTICIPATION

An individual who becomes a Participant shall remain a Participant until the earlier of (a) his death or (b) the entire balance of his Account has been paid.

ARTICLE 4. CREDITS TO PARTICIPANTS’ ACCOUNTS

4.01.	ELIGIBLE EMPLOYEE DEFERRALS

(a)	Nature of Deferrals. For any Plan Year, subject to the rules and restrictions set forth in this Section 4.01, each Eligible Employee may elect to defer under the Plan receipt of any or all of the following amounts attributable to such Plan Year:

(1)	His Restorative Savings Amount for such Plan Year;

(2)	Up to 80 percent of his Base Salary for services performed during such Plan Year;

(3)	Up to 80 percent of his Commissions for such Plan Year; and

(4)	Up to 80 percent of his annual incentive awards (A) for services performed during such Plan Year or (B) that constitute Performance-Based Compensation for which the performance period ends during such Plan Year.

If an Eligible Employee makes a Deferral Election pursuant to this Section 4.01, his earnings for the applicable payroll period shall be reduced by the amount that he elects to defer, and the amount he elects to defer shall be credited to his Account on or before the fifteenth day of the first month after the month in which the applicable amount would otherwise be payable, in accordance with such procedures as the Administration Committee may establish. Such Eligible Employee shall waive any right to receive the amount deferred and shall receive instead only any amounts payable pursuant to Article 7 and Article 8.

(b)	Time and Manner of Deferral Elections.

Effective for Plan Years that begin after December 31, 2004:

(1)	Except as provided in subparagraph (2) or (3):

(A)	An Eligible Employee must file his Deferral Election (or any change to such election) with the Plan’s recordkeeper, in a manner acceptable to the Administration Committee, during Open Enrollment in the Plan Year immediately preceding the Plan Year in which the services giving rise to the amount to be deferred are performed; and

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(B)	Except as required by Section 8.01(d), each Deferral Election (or change to the Deferral Election) shall be irrevocable during the Plan Year in which the services giving rise to the amount deferred are performed.

(2)	With respect to Performance-Based Compensation, the Administration Committee shall have discretion to allow Eligible Employees to file Deferral Elections (or changes to such elections) after the deadline prescribed by subparagraph (1), above; provided that:

(A)	The Eligible Employee performs services for the Company and/or its Affiliates continuously from the later of (i) the beginning of the performance period or (ii) the date the performance criteria are established (in accordance with the requirements of Treas. Reg. § 1.409A-1(e)) through the date his Deferral Election is filed; and

(B)	Such Deferral Election (or change thereto) is filed and irrevocable—

(i)	No later than six months before the end of the applicable performance period, and

(ii)	Before such Performance-Based Compensation is both substantially certain to be paid and readily ascertainable.

(3)	For the first Plan Year in which an individual is eligible to participate in the Plan, if such Eligible Employee has not been eligible to participate in any other 409A Account Plan, such Eligible Employee’s properly executed Deferral Election may be delivered to the Plan’s recordkeeper after the deadline prescribed by subparagraph (1), above; provided that: (A) such Deferral Election is delivered to the recordkeeper no later than 30 days after such individual first becomes eligible to participate in a 409A Account Plan, (B) such Deferral Election applies only to compensation for services performed after such Deferral Election is delivered to the recordkeeper, and (C) such Deferral Election is irrevocable during such Plan Year.

(4)	If a Participant does not file an election before the first day of any Plan Year after the first Plan Year in which he was eligible to participate in the Plan, his Deferral Election from the prior Plan Year (if any) shall remain in effect as if it had been re-filed and shall be irrevocable during such Plan Year. (If the Participant does not have an election in effect for the prior Plan Year, he shall be deemed to have made a Deferral Election of zero.)

(c)	Amount of Deferrals.

(1)	An Eligible Employee who elects to defer his Restorative Savings Amount must defer 100 percent of such Restorative Savings Amount for the applicable Plan Year.

(2)	An Eligible Employee who elects to defer any amount other than his Restorative Savings Amount must elect to defer at least $5,000, not including his Restorative Savings Amount (and disregarding the possibility that the Eligible Employee could terminate employment before deferring $5,000), for the applicable Plan Year.

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(3)	All Deferral Elections pursuant to this Section 4.01 shall be subject to such other rules as the Administration Committee may establish; provided that such rules and regulations are not inconsistent with the provisions of the Plan.

(d)	Limitation on Employee Deferrals. An Eligible Employee’s Deferral Election for any payroll period shall be ineffective to the extent that the amount deferred will reduce his non-deferred earnings to a level insufficient to pay applicable employment and payroll taxes (including FICA and Medicare taxes).

4.02.	EMPLOYER NON-QUALIFIED MATCHING CREDITS

(a)	For each Plan Year with respect to which an Eligible Employee has made a Deferral Election, in accordance with such procedures as the Administration Committee may establish, a non-qualified matching credit shall be added to each Eligible Employee’s Account, equal to—

(1)	100 percent of the amount such Eligible Employee deferred for such Plan Year pursuant to Section 4.01(a) up to a maximum of 3 percent of his Excess Compensation for such payroll period; plus

(2)	50 percent of the amount such Eligible Employee deferred for such Plan Year pursuant to Section 4.01(a) to the extent such amount exceeds 3 percent of his Excess Compensation for such Plan Year and does not exceed 5 percent of his Excess Compensation for such Plan Year.

(b)	Effective for any Plan Year beginning after December 31, 2006, and subject to the requirements of this subsection (b), the Administration Committee shall have discretion to add an additional non-qualified matching credit to the Account of any Eligible Employee who timely filed an irrevocable election to defer his Restorative Savings Amount for such Plan Year.

(1)	The amount of any matching credit added pursuant to this subsection (b) shall be no greater than the excess, if any, of—

(A)	The amount of the Employer Matching Contributions (as defined in the Qualified Plan) that would have been added to the Eligible Employee’s Qualified Plan account if the Eligible Employee had deferred under the Qualified Plan the full amount of compensation that he elected to defer under the Qualified Plan for such Plan Year (pursuant to an irrevocable election filed before the beginning of such Plan Year), determined without regard to the Qualified Plan Limits, over

(B)	The sum of (i) the Employer Matching Contributions (as defined in the Qualified Plan) actually added to the Eligible Employee’s Qualified Plan account for such Plan Year, and (ii) the amount of the Eligible Employee’s non-qualified matching credit for such Plan Year prescribed by subsection (a), above.

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(2)	No matching credit pursuant to this subsection (b) shall be added to any Participant’s Account before the last day of the Plan Year for which it applies. In order to be eligible to receive any matching credit pursuant to this subsection (b), the Participant must be actively employed by the Company or one of its Affiliates on the last day of such Plan Year.

(3)	Any matching credit added to a Participant’s Account pursuant to this subsection (b) (adjusted for earnings, interest, gains, and losses) shall be paid at the same time and in the same form as the Participant’s Restorative Savings Amount for the Plan Year with respect to which such additional matching credit is added to the Participant’s Account.

(c)	The Administration Committee shall have discretion to determine when non-qualified matching credits are added to Eligible Employees’ Accounts. Such discretion shall include the discretion to credit all or part of the matching credit required by this Section 4.02 on a payroll period or monthly basis, and to credit matching credits for any Plan Year after the end of such Plan Year. No credit shall be adjusted for earnings, interest, gains, or losses with respect to any period before the date on which such credit is added to the Eligible Employee’s Account.

ARTICLE 5. INVESTMENTS AND ACCOUNTS

5.01.	PARTICIPANT ALLOCATION OF ACCOUNTS AMONG BOOK-ENTRY INVESTMENT FUNDS

(a)	The Investment Policy Committee shall establish book-entry Investment Funds, which shall include the MeadWestvaco Stock Unit Fund (an Investment Fund that mirrors the MeadWestvaco Stock Fund under the Qualified Plan), for measuring earnings or losses on Account balances.

(b)	Amounts recorded in a Participant’s Account may be allocated by the Participant, in any proportion (in 1 percent increments), among the book-entry Investment Funds available under the Plan. Allocation requests shall be made by a notification submitted in such manner and form, and at such time, as the Administration Committee prescribes.

(c)	If a Participant fails to make any allocation in accordance with this Section 5.01, such unallocated funds shall be allocated to the Investment Fund selected by the Investment Policy Committee.

(d)	All non-qualified matching credits pursuant to Section 4.02 shall be allocated initially to the MeadWestvaco Stock Unit Fund but may be transferred from the MeadWestvaco Stock Unit Fund to other Investment Funds to the extent permitted under Section 5.02.

5.02.	CHANGE IN ALLOCATION

(a)	At any time (but no more than once per day unless permitted by the Plan’s recordkeeper),

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(1)	a Participant may change a previous investment election with respect to future deferrals (not including matching credits, which are subject to Section 5.01(d)) by submitting a notification to the Plan’s recordkeeper, in such manner and form, and at such time, as the Administration Committee prescribes, directing such a change; and

(2)	a Participant may direct that all or part of his Account allocated to a particular Investment Fund be transferred to any of the other available Investment Funds by submitting a notification to the Company in such manner and form, and at such time, as the Administration Committee prescribes.

(b)	A Participant may continue to direct the book-entry investment of his Accounts in accordance with this Section 5.02 until the entire balance of his Account is paid pursuant to Article 7 and Article 8. In addition, a Beneficiary or former Spouse may continue to direct the investment of the portion of the Participant’s Account to which such person is entitled in accordance with this Section 5.02 until his interest in the Participant’s Account is fully paid.

(c)	Any change in allocation (including any transfer) shall be specified in either whole dollar or whole percentage increments and shall otherwise be subject to such rules and procedures as the Administration Committee shall establish.

5.03.	VALUATION OF INVESTMENT FUNDS

(a)	At the discretion of the Administration Committee, the Investment Funds available under the Plan may be valued on a unitized basis.

(b)	As of each Valuation Date, the Plan’s recordkeeper shall determine the book-entry fair market value of the balances allocated to each Investment Fund. Such value shall reflect (1) earnings (or losses) on each Investment Fund, (2) new credits, (3) payments, and (4) expenses allocated to each Investment Fund since the most recent Valuation Date.

5.04.	SUB-ACCOUNTS

(a)	The Plan’s recordkeeper shall establish sub-accounts for each Participant’s Account as the Administration Committee or recordkeeper deems appropriate for any Participant, such as sub-accounts to track Specified Date Distributions and Pre-AJCA Accounts.

(b)	Expenses and book-entry investment gains (and losses) shall be allocated among the sub-accounts that comprise each Participant’s Account at such time and in such manner as the Administration Committee shall prescribe.

(c)	The balance of each Participant’s Account (and of each of the several sub-accounts comprising the Participant’s Account) shall be updated as of each Valuation Date to reflect all gains, losses, income, and expenses of the Investment Funds to which the Account is allocated, and any payments and expenses with respect to such Participant.

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5.05.	RISK OF LOSS

Neither the Plan nor the Company guarantees that the fair market value of the Investment Funds, or of any particular Investment Fund, will not decrease in value or that the fair market value of any Participant’s Account will not decline as a result of negative performance of book-entry investments pursuant to this Article 5. Each Participant shall assume all risk of any decrease in the balance of the Investment Funds and their Accounts, without regard to whether such decrease results from an investment election made by the Company or by the Participant.

5.06.	INTERESTS IN THE PLAN

No Participant, Beneficiary, or former Spouse shall have any claim, right, title, or interest in or to any specific assets until a payment is made to the Participant, Beneficiary, or former Spouse. No Participant, Beneficiary, or former Spouse has any claim, right, title, or interest in or to any specific assets, except as and to the extent expressly provided herein.

5.07.	SPECIAL PROVISIONS APPLICABLE TO THE COMPANY STOCK PORTION OF THE PLAN

(a)	Trading Price. Any transfer of an amount into or out of the MeadWestvaco Stock Unit Fund shall be executed using the same closing price of a share of MeadWestvaco Common Stock as would apply for a comparable transfer into or out of the MeadWestvaco Stock Fund under the Qualified Plan.

(b)	Dividend Equivalents Under the MeadWestvaco Stock Unit Fund. Any credits in a Participant’s Account allocated to the MeadWestvaco Stock Unit Fund shall be increased whenever a dividend is paid on MeadWestvaco Common Stock. The number of additional credits credited to a Participant’s Account as a result of such increase shall be determined by (1) dividing the balance of a Participant’s Account allocated to the MeadWestvaco Stock Unit Fund by the closing price of a share of MeadWestvaco Common Stock on the composite tape of New York Stock Exchange issues on the dividend record date (or if there was no reported sale of MeadWestvaco Common Stock on such date, on the next preceding day on which there was such a reported sale), and then (2) by multiplying the amount resulting from the calculation in clause (1) by the amount of the dividend declared per share of MeadWestvaco Common Stock on the dividend record date.

ARTICLE 6. VESTING AND FORFEITURE

6.01.	VESTING

(a)	Except as provided in Section 6.02, each Participant shall have a fully vested, nonforfeitable interest in all amounts deferred under the Plan and related earnings.

(b)	A Participant’s vested interest shall not affect the Participant’s status as a general creditor of the Company, on equal footing with all other unsecured creditors of the Company, with respect to his Account balance.

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6.02.	FORFEITURE

Subject to the requirements of section 409A of the Code (including the limitations set forth in Treas. Reg. § 1.409A-3(j)(4)(xiii)), the amount of any payment to or on behalf of any individual shall be subject to any claims the Company may have against such individual. The remedies available to the Company and Affiliates, at law or in equity, for any loss or other injury caused directly or indirectly by a current or former Participant, shall not be limited in any way.

ARTICLE 7. PAYMENTS

7.01.	DISTRIBUTION ELECTION PROCESS

(a)	Subject to the provisions of this Article 7, Section 1.03, Appendix B and Appendix C, the Administration Committee shall establish procedures for Participants to elect the time and manner in which their Accounts will be paid.

(b)	Effective January 1, 2005, each Plan Year, during Open Enrollment (or when an Eligible Employee makes a Deferral Election pursuant to Section 4.01(b)(2) or (3)), each Eligible Employee shall file a Distribution Election specifying the time (or times) and manner of payment of the deferrals and matching and other credits attributable (as described in Sections 4.01(a) and 2.01(i)) to the upcoming Plan Year. If an Eligible Employee does not make a Distribution Election for any amount deferred or credited to his Account by the deadline for making the corresponding Deferral Election, such amount (including associated matching credits and earnings) shall be paid at the time and in the form prescribed by Section 7.02(b)(2) (unless such time or form is changed in accordance with the requirements of Section 7.04).

(c)	Any Distribution Election that is not made in accordance with the procedures established by the Administration Committee shall be ineffective and shall be disregarded.

7.02.	TYPES OF DISTRIBUTIONS

Subject to the provisions of this Article 7, Section 1.03, Appendix B and Appendix C, a Participant may elect to receive a payment of all or part of his Account on a specified date or after his Termination Date, in a form permitted under Section 7.03. For purposes of determining the amount of any payment under this Section 7.02, the balance of any Account shall be determined as of June 30 of the Plan Year in which such payment is made.

(a)	Specified Date Distributions. Subject to the procedures and election deadline prescribed by Section 7.01 and the restrictions set forth in this Section 7.02(a), a Participant may elect a Specified Date Distribution in a form permitted by Section 7.03.

(1)	Each Distribution Election form calling for a Specified Date Distribution shall specify the Plan Year in which such Specified Date Distribution will commence, which shall be no earlier than the second Plan Year after the Plan Year in which the applicable Deferral Election was filed (or deemed to be filed, in the case of a deemed election pursuant to Section 4.01(b)(4)).

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(2)	After the election deadline prescribed by Section 7.01, an election to receive a Specified Date Distribution may be amended only in the manner and to the extent permitted under Section 7.04.

(3)	Any deferrals and other credits with respect to which an Eligible Employee elects to receive a Specified Date Distribution shall be segregated in a separate sub-account of the Participant’s Account, to be separately adjusted to reflect earnings and losses thereon pursuant to Article 5.

(4)	Each Specified Date Distribution shall commence as soon as practicable after June 30 of the Plan Year elected by the Participant pursuant to paragraph (a)(1), above. The Company shall make each payment as soon as practicable after June 30 of the Plan Year in which such payment (whether an installment or a lump sum) is due.

(5)	Each Specified Date Distribution shall be coordinated with the Participant’s Termination Distribution, as follows:

(A)	If the Participant’s Termination Date (for a reason other than death) occurs before the commencement date for the Specified Date Distribution:

(i)	If the Participant’s Termination Date occurs before the Participant’s 55th birthday, the sub-account or sub-accounts associated with such Specified Date Distribution shall be paid in the form that applies for the Participant’s Termination Distribution (or, if the Participant has not elected a form, the form prescribed by Section 7.02(b)(2)), commencing at the time prescribed by Section 7.02(b)(1)(B).

(ii)	If the Participant’s Termination Date occurs on or after the Participant’s 55th birthday, the sub-account or sub-accounts associated with such Specified Date Distribution shall be paid in accordance with the Participant’s Specified Date Distribution election, without regard to the Participant’s termination of employment.

(B)	If the Participant’s Termination Date (for a reason other than death) occurs after the commencement date for the Specified Date Distribution (regardless of the Participant’s age), the sub-account or sub-accounts associated with such Specified Date Distribution shall continue to be paid in accordance with the Participant’s Specified Date Distribution election, without regard to the Participant’s termination of employment (but subject to paragraph (6), below).

(6)	Notwithstanding the form or time of payment elected by the Participant or any other individual, if a Participant dies before he receives all or part of a Specified Date Distribution, the Company shall pay any remaining balance in his Account in accordance with Section 8.02.

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(b)	Distributions Following Termination Date.

(1)	Subject to the procedures and election deadline prescribed by Section 7.01 and the restrictions set forth in this Section 7.02(b), a Participant may elect that a Termination Distribution will commence, in a form permitted by Section 7.03, as soon as practicable after June 30 of any Plan Year after the Plan Year in which his Termination Date occurs, subject to the following restrictions:

(A)	The elected Plan Year of commencement must be no later than the earlier of—

(i)	The tenth Plan Year following the Participant’s Termination Date, or

(ii)	The Plan Year next following the later of (I) the Plan Year in which the Participant attains age 70 or (II) the Plan Year in which the Participant’s Termination Date occurs.

(B)	If the Participant’s Termination Date (for a reason other than death) occurs before his 55th birthday, his election as to the time of payment shall not apply and payment shall commence as soon as practicable after (I) June 30 of the Plan Year next following the Plan Year in which such Participant’s Termination Date occurs or (II) such later commencement date as required by reason of a change in election previously filed under Section 7.04(a).

(C)	Notwithstanding the form or time of payment elected by the Participant or any other individual, if the Participant dies before his entire Account is paid, the Company shall pay his Account in accordance with Section 8.02.

(2)	Subject to Section 7.04, any portion of a Participant’s Account with respect to which the Participant did not file a valid and timely Distribution Election shall be paid in a lump sum as soon as practicable after June 30 of the Plan Year next following the Plan Year in which the Participant’s Termination Date occurs. For purposes of this Section 7.02(b)(2), a deemed election under Section 4.01(b)(4) shall be treated as a valid and timely Distribution Election. If the Participant dies before all or part of his Account is paid pursuant to this Section 7.02(b)(2), his Account shall be paid in accordance with Section 8.02.

7.03.	FORM OF PAYMENT OF DISTRIBUTIONS

(a)	Except as otherwise provided in paragraph (b), below, all payments pursuant to this Article 7 shall be in the form of a lump sum.

(b)	At the time that he makes a Distribution Election with respect to any amount (in accordance with Section 7.01(b)), a Participant may elect to receive the portion of his Account that is attributable to such amount in annual installments or a combination of annual installments and a partial lump sum, subject to the following restrictions:

(1)	Effective January 1, 2005, in the case of a Specified Date Distribution, the number of annual installments shall not exceed five.

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(2)	In the case of a Termination Distribution:

(A)	The number of annual installments shall not exceed 20, and

(B)	If the vested balance of a Participant’s Account as of June 30 of the Plan Year in which payments are scheduled to commence is $50,000 or less, such vested balance shall be paid to the Participant in a lump sum; and

(C)	No partial lump sum shall be paid to any Participant whose Termination Date occurs before he attains age 55. If Participant’s age as of his Termination Date is less than 55, any Termination Distribution that is scheduled to be paid in a combination of annual installments and a partial lump sum shall be paid in annual installments over the scheduled number of years, without the partial lump sum.

(3)	To the extent that payments are to be made in annual installments, the amount of each annual installment shall be equal to the balance of the applicable Account as of June 30 of the applicable Plan Year divided by the number of annual installments remaining to be paid.

7.04.	CHANGES TO THE TIME AND FORM OF DISTRIBUTION

(a)	Effective January 1, 2005, a Participant may change the time or form in which all or a portion of his Account (not including any Pre-AJCA Account, which shall be subject to the provisions of Appendix B and Appendix C) will be paid only to the extent permitted by the Administration Committee, in accordance with any rules or procedures that the Administration Committee may establish. Such rules or procedures established by the Administration Committee shall be designed to avoid adverse tax consequences and, except as permitted under the special transition rules set forth in paragraph (b), below, shall comply with the following restrictions:

(1)	Any change must be filed with the Plan’s recordkeeper before the Participant’s Termination Date.

(2)	The time or schedule for payment of all or part of a Participant’s Account shall not be accelerated, unless the Administration Committee determines that such acceleration would not result in adverse tax consequences under section 409A of the Code or other applicable tax doctrines. The Administration Committee shall have discretion to accelerate payments to the extent (and only to the extent) permitted by Treas. Reg. § 1.409A-3(j)(i) through (xiv).

(3)	The time or schedule for payment may be delayed and the form of payment may be changed only if: (A) the Participant’s election is filed with the Plan’s recordkeeper at least 12 months before the date of the first payment from the sub-account to which such election applies would be made if not for such election and (B) the Participant’s election results in payment being delayed for at least five years from the date payment otherwise would have been made. For purposes of this rule, the payment date in any Plan Year shall be deemed to be July 1 of such Plan Year.

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Where an amount is scheduled to be paid upon more than one alternative date or event (such as the earliest of a fixed date, the Participant’s Termination Date, or his death), the requirements of this Section 7.04(a)(3) shall be applied separately with respect to each date or event, in accordance with Treas. Reg. § 1.409A-2(b)(6).

(b)	Special Transition Rules

(1)	Papers Participants. Any Participant whose employment was terminated as of May 1, 2005 as a result of MeadWestvaco’s divestiture of its Papers business (a “Papers Participant”) may make a one-time election, to be filed with the Plan’s recordkeeper on or before May 20, 2005, to change the time and/or form in which all or part of his Account is paid; provided that:

(A)	The elected commencement date shall not be before July 2006;

(B)	The elected form shall be either a lump sum or annual installments over a period of 20 or fewer years; and

(C)	If, as of the Papers Participant’s elected commencement date, the vested balance of his Account is less than or equal to $50,000, such vested balance shall be paid in a lump sum.

(2)	AJCA Transition. Prior to January 1, 2009, or such earlier deadline as established by the Administration Committee, any Participant may elect to change the time and/or form in which all or part of his Account (not including any Pre-AJCA Account, which shall be subject to the provisions of Appendix B or Appendix C, as applicable) is paid; provided that:

(A)	Such election shall not become effective unless such election is filed with the Plan’s recordkeeper (i) before the Participant’s Termination Date and (ii) at least 12 months before the date the first payment from the sub-account to which such election applies would be made if not for such election;

(B)	Payments pursuant to such election shall commence no earlier than 12 months after such election is filed with the Plan’s recordkeeper; and

(C)	The elected form of payment shall be a form permitted under Section 7.03.

After December 31, 2008, or such earlier deadline as established by the Administration Committee, any election pursuant to this Section 7.04(b)(2) may be amended only to the extent permitted under Section 7.04(a).

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(c)	Rules of Construction

(1)	For purposes of this Section 7.04, a series of installment payments shall be treated as a single payment. A combination of installments and a lump sum shall be treated as two separate payments: (A) the lump sum and (B) the series of installments.

(2)	Any election to change the time or form of payment of all or part of a Participant’s Account that does not comply with the rules and procedures established by the Administration Committee, or that is otherwise inconsistent with the restrictions set forth in this Section 7.04, shall be null and void.

(d)	Discontinuation of Unscheduled Distributions. Effective January 1, 2005, unscheduled distributions (other than hardship withdrawals in accordance with Section 8.01) shall not be permitted; provided that the provisions for unscheduled distributions in effect as of October 3, 2004, as set forth in Appendix B and Appendix C, shall remain in effect for Pre-AJCA Accounts.

7.05.	PRE-AJCA ACCOUNTS

Effective January 1, 2005, the provisions of this Article 7 shall not apply for any Pre-AJCA Account. Pre-AJCA DIP Accounts shall be paid in accordance with Section B-3, except as provided in Section B-4. Pre-AJCA Ex-CAP Accounts shall be paid in accordance with Sections C-3 through C-5.

ARTICLE 8. HARDSHIP WITHDRAWALS AND PAYMENTS UPON DEATH

8.01.	HARDSHIP WITHDRAWAL.

Effective January 1, 2005, subject to approval by the Administration Committee, a Participant who is actively employed by the Company and who satisfies the requirements of this Section 8.01 may receive a lump-sum hardship withdrawal of a portion of his Account (not including any Pre-AJCA Account, which shall be subject to the provisions of Appendix B or Appendix C, as applicable) in case of an “unforeseeable emergency.”

(a)	For purposes of this Section 8.01, an “unforeseeable emergency” is a severe financial hardship of the Participant resulting from:

(1)	An illness or accident of the Participant or his Spouse or dependent (as defined in section 152(a) of the Code),

(2)	Loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, as a result of a natural disaster), or

(3)

Such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant (such as imminent foreclosure or eviction from the Participant’s primary residence, the need to pay

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medical expenses, including non-refundable deductibles and prescription drugs, and the need to pay funeral expenses for the Participant’s Spouse or dependent (as defined in section 152(a) of the Code)), as determined by the Administration Committee.

In no case may the need to send a child to college or the desire to purchase a home constitute an “unforeseeable emergency.”

(b)	If a Participant seeks to receive a payment pursuant to this Section 8.01, the Participant shall present such evidence and certifications as the Administration Committee or the Plan’s recordkeeper considers necessary to determine whether the Participant meets the requirements of this Section 8.01.

(c)	The amount of any payment pursuant to this Section 8.01 shall not exceed the amount reasonably required to satisfy the emergency need, taking into account both cessation of deferrals pursuant to paragraph (d), below, and the extent to which the Participant’s unforeseeable emergency is or may be relieved through—

(1)	Reimbursement or payment by insurance or otherwise;

(2)	A commercial loan or a loan under the Qualified Plan;

(3)	A hardship withdrawal under the Qualified Plan;

(4)	Liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(5)	Cessation of deferrals under the Qualified Plan or any other tax-qualified retirement plan maintained by the Company or an Affiliate.

(d)	If a Participant receives a payment pursuant to this Section 8.01—

(1)	His Deferral Elections for the remainder of the Plan Year in which such hardship withdrawal is paid shall be canceled;

(2)	Any deferral election previously filed by the Participant under any other nonqualified deferred compensation arrangement maintained by the Company or an Affiliate shall be canceled; and

(3)	The Participant shall not be permitted to file any further Deferral Elections (or any deferral elections pursuant to any other plan maintained by the Company or an Affiliate) with respect to the Plan Year during which such hardship withdrawal is paid.

8.02.	PAYMENTS UPON DEATH

Upon the death of a Participant (whether or not the Participant is employed by MeadWestvaco or an Affiliate at the time of death), the Company shall pay any remaining balance in the Participant’s Account to the Participant’s Beneficiary or Beneficiaries in a lump sum

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as soon as practicable after the Participant’s death. For purposes of this Section 8.02, the remaining balance in the Participant’s Account shall be determined as of the last day of the calendar month immediately preceding the calendar month in which the lump-sum payment required by this Section 8.02 is made.

8.03.	DESIGNATION OF BENEFICIARY

A Participant shall be entitled to make a beneficiary designation in the form and manner authorized by the Administration Committee. In the event that a Participant has not properly designated a Beneficiary, his Beneficiary or Beneficiaries shall be the same beneficiary or beneficiaries as under the Qualified Plan.

8.04.	PRE-AJCA ACCOUNTS

Effective January 1, 2005, the provisions of this Article 8 shall not apply with respect to any Pre-AJCA Account, except as provided in Sections B-4 and C-4 with respect to Beneficiary designations. Hardship withdrawals and post-death payment of any Pre-AJCA DIP Account shall be governed by Section B-3. Hardship withdrawals and post-death payment of any Pre-AJCA Ex-CAP Account shall be governed by Sections C-3 and C-4.

ARTICLE 9. PLAN ADMINISTRATION

9.01.	PLAN ADMINISTRATOR

The individuals or committee(s) appointed by the Chief Executive Officer of MeadWestvaco to administer the Qualified Plan shall also administer this Plan, unless such Chief Executive Officer appoints different individuals (or a different committee) to administer this Plan. The authority to administer the Plan shall not include the power to amend the Plan, to determine funding policy, or to appoint actuaries or independent accountants, which powers are reserved by the Board of Directors (except as provided in Section 10.01(b).

9.02.	DELEGATION AND EMPLOYMENT OF AGENTS

Instruments designating a named individual or committee may grant to such named individual or committee the power to designate other persons to carry out the responsibilities delegated to such individual or committee. Any individual or committee designated by the Chief Executive Officer of MeadWestvaco, or by an individual or committee designated by the Chief Executive Officer of MeadWestvaco, may employ one or more persons to render advice or to assist with regard to any responsibility such individual or committee has under the Plan.

9.03.	INTERPRETATIONS

All interpretations pertaining to facts or provisions of the Plan made by the Plan Administrator or the Administration Committee shall be made in the complete and exclusive discretion of the Plan Administrator or Administration Committee, as applicable, and shall be binding and conclusive on all parties. The Plan Administrator or Administration Committee, as appropriate, shall have the complete and exclusive discretion to resolve ambiguities and inconsistencies in the language of the Plan and to supply omissions in the language of the Plan.

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9.04.	ELECTIONS AND DESIGNATIONS

All elections and designations that Participants are required or permitted to make under the Plan shall be made in writing or electronically in the form prescribed by the Administration Committee or the Plan’s recordkeeper (or their designees).

9.05.	CLAIMS

Claims for participation in or benefits under the Plan shall be filed in accordance with procedures established by the Plan Administrator, in such form as shall be acceptable to the Company. In the absence of a separate written claims procedure, the claims procedure under the Qualified Plan shall apply under the Plan.

9.06.	POSTPONEMENT OF ACTION

In the event that any dispute shall arise as to any act to be performed by the Plan Administrator, the Plan Administrator may postpone the performance of such act until actual adjudication of such dispute shall have been made in a court of competent jurisdiction or until the Plan Administrator shall be indemnified by the Company against any liability.

ARTICLE 10. AMENDMENT AND TERMINATION OF PLAN

10.01.	AMENDMENT OF THE PLAN

(a)	The Company reserves the right, at any time and from time to time, to amend in whole or in part, either retroactively or prospectively, any or all of the provisions of this Plan without notice to or the consent of any Participant or Beneficiary hereunder; provided, however, that no amendment shall:

(1)	Reduce any Participant’s vested Account balance, except to the extent that a reduction results from (A) an amendment described in Section 1.03(a)(4) or (B) an amendment that the Company determines is necessary or appropriate to conform the Plan to mandatory provisions of applicable federal or state laws, regulations, or rulings or to secure or maintain favorable tax treatment of amounts deferred under the Plan;

(2)	Constitute or result in a “material modification” of the Plan (within the meaning of section 885(d) of the AJCA) with respect to any Pre-AJCA Account, unless, and only to the extent that, the amendment or other action that could constitute a “material modification” expressly states that it is intended to constitute a “material modification” of the Plan with respect to one or more Pre-AJCA Accounts; or

(3)	Be effective to the extent that it would result in a violation of any requirement under section 409A of the Code.

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(b)	Any amendment of this Plan may be adopted by resolution of the Board of Directors. In addition, the Chairman of the Board of Directors, the Chief Executive Officer of MeadWestvaco, the President of MeadWestvaco, and the Senior Vice President of MeadWestvaco with responsibility for Human Resources may make any amendment which: (1) may be necessary or desirable to improve the administration of the Plan, so long as such amendment does not materially affect the substance of the Plan or the level of benefits the Plan provides or (2) may be required to comply with various federal or state laws (including tax laws that might result in adverse tax consequences to any Participant, the Company, or an Affiliate).

10.02.	TERMINATION OF THE PLAN

(a)	Reservation of Right to Terminate. Although the Company expects to continue the Plan indefinitely, the Company reserves the right to terminate the Plan, partially or in its entirety, without notice to or the consent of any Participant or Beneficiary, by a written resolution of the Board of Directors.

(b)	Date of Termination. If the Board of Directors adopts a resolution to terminate the Plan, the Plan shall be terminated as of a date to be specified in the resolution.

(c)	Rights of Affected Participants. In the event of the termination or partial termination of the Plan, or the discontinuance of deferrals and credits to the Plan, the balance of any Participant’s Account and timing of payments of such balance shall remain unchanged, unless (1) the Participant consents otherwise and (2) MeadWestvaco determines that the change would not result in adverse tax consequences under section 409A of the Code (e.g., the change is permitted by Treas. Reg. § 1.409A-3(j)(4)(ix)).

10.03.	DESIGN DECISIONS

Decisions regarding the design of the Plan shall be made in a settlor capacity. The act of modifying, altering, amending, or terminating the Plan shall be taken on behalf of the Company as employer sponsor of the Plan, and shall not be construed under any circumstances as an act taken in a fiduciary capacity under or with respect to the Plan.

ARTICLE 11. MISCELLANEOUS PROVISIONS

11.01.	EMPLOYMENT RIGHTS NOT AFFECTED BY PLAN

The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Company or an Affiliate and any employee or other service provider. Nothing herein contained shall be deemed to give to any individual the right to be retained in the employ of the Company or an Affiliate or to interfere with the right of the Company or an Affiliate to discharge any service provider.

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11.02.	DOUBT AS TO IDENTITY

(a)	If, after reasonable efforts, the Administration Committee is unable to determine the whereabouts of any person entitled to payment hereunder, the Accounts of such person shall be deemed paid in accordance with the required payment schedule, and the Administration Committee shall take (or cause to be taken) all steps that it determines to be reasonably appropriate to avoid a violation of section 409A of the Code (e.g., withholding income taxes at the time of each deemed payment, and depositing the amount withheld with the Internal Revenue Service). For purposes of the preceding sentence, notice by registered mail sent to such person’s most recent address (as reflected in the Plan records) shall be deemed to constitute reasonable efforts to locate such person. Subject to the requirements of section 409A of the Code, if such person subsequently makes a proper claim to the Company for such sum, the Company may in its discretion pay to such person the net amount (after withholding) of the deemed payment described in this Section 11.02(a).

(b)	If a payment is made to a Participant, Beneficiary, or former Spouse as provided under the Plan, the payment is not returned as being undeliverable, and the check on which the payment is made is not presented for payment before such time as the check expires, then the amount of the check may be forfeited. However, subject to the requirements of section 409A of the Code, if such Participant, Beneficiary, or former Spouse subsequently makes a proper claim for the amount of the uncashed benefit check, the Company may in its discretion issue a replacement check.

11.03.	PAYMENT MEDIUM

All payments under this Plan shall be made in cash.

11.04.	OBLIGATIONS TO MAKE PAYMENTS

Any obligation of the Company, MeadWestvaco, or any Designated Subsidiary to make a payment under the Plan may be satisfied by MeadWestvaco or the applicable Designated Subsidiary (a) making the payment or (b) causing another party, such as an Affiliate or the trustee of an unsecured trust, to make the payment.

11.05.	LIABILITY LIMITED

Except as otherwise provided by applicable law, no liability shall attach to or be incurred by the shareholders, directors, officers, or employees of the Company or any Affiliate under or by reason of any of the terms and conditions contained in the Plan or in any of the contracts procured pursuant thereto or implied therefrom.

11.06.	OVERPAYMENTS

To the extent permitted by section 409A of the Code, if any overpayment of benefits is made under the Plan, the amount of the overpayment may be set off against further amounts payable to or on behalf of the person who received the overpayment until the overpayment has been recovered. The foregoing remedy is not intended to be exclusive.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE 24

11.07.	INCAPACITY AND MINOR STATUS

If any individual is a minor or unable to care for his affairs because of illness or accident, unless a duly qualified guardian or other legal representative has been appointed, any payment due from the Plan to that individual may be paid, for the benefit of such individual, to his Spouse, parent, brother, sister, or other person deemed by the Administration Committee to have incurred expenses for such person. Such payment, to the extent thereof, shall discharge all liability for such payment under the Plan.

11.08.	ASSIGNMENT AND LIENS

(a)	Nonalienability of Benefits. Subject to paragraph (b), below, the right of any person to any benefit or payment under the Plan shall not be subject to alienation, transfer, assignment, or encumbrance, or otherwise subject to lien, and any such attempt to alienate, transfer, assign, or encumber any benefit or payment under the Plan shall be null and void.

(b)	Exception for Transfers Incident to Divorce. Paragraph (a), above, shall not apply to payments made pursuant to a qualified domestic relations order (as defined in section 414(p)(1)(A) of the Code) applicable to this Plan. Any domestic relations order shall be subject to the terms of the Qualified Plan with respect to any such orders, except that all qualified domestic relations orders shall be construed and executed in a manner consistent with the terms of the Plan and the requirements of section 409A of the Code.

11.09.	WITHHOLDING TAXES

The Administration Committee may make any appropriate arrangements to deduct from all amounts paid under the Plan, or to collect, any taxes reasonably determined to be required to be withheld under applicable laws. Irrespective of whether withholding is required, the Participant, Beneficiary, or surviving or former Spouse, as the case may be, shall bear all taxes on amounts paid under the Plan, on any imputed income resulting from the operation of the Plan, and on any other payments or compensation from the Company or an Affiliate.

11.10.	TITLES AND HEADINGS NOT TO CONTROL

The titles to articles and the headings of sections, subsections, paragraphs, and clauses in the Plan are placed herein for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.11.	NOTICE OF PROCESS

In any action or proceeding involving the Plan, the Company and the Administration Committee are the only necessary parties, and no Participant, Beneficiary, former Spouse, or other person having or claiming to have an interest under the Plan shall be entitled to any notice of process unless such notice is required by applicable law.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE 25

11.12.	PLAN EXPENSES

All reasonable expenses incurred in the administration of the Plan may be charged against Participants’ accounts in such manner as the Administration Committee determines to be reasonable.

11.13.	GOVERNING LAW AND LIMITATION ON ACTIONS

(a)	The Plan shall be construed, administered, and regulated in accordance with the provisions of federal law, and, to the extent not preempted thereby, in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(b)	No claim for non-payment or underpayment of benefits allegedly owed by the Plan (regardless of whether such benefits are allegedly due under the terms of the Plan or by reason of any law) may be filed in court until the claimant has exhausted the claims review procedures established in accordance with Section 9.05. Claims for underpayment or non-payment of benefits must be filed in a court located with jurisdiction to hear the claim no later than thirty-six (36) months after the date when the payment of the benefit commenced or the date when the first payment was allegedly due, as applicable. The running of the thirty-six (36) month limitations period shall be suspended during the time that any request for review of the claim pursuant to Section 9.05 is pending before the Administration Committee. The foregoing limitations period is expressly intended to replace and to supersede any limitations period that might otherwise be deemed applicable under state or federal law in the absence of this Section 11.13. Claims filed after the expiration of the limitations period prescribed by this Section 11.13 shall be deemed to be time-barred.

11.14.	CLASS ACTION FORUM SELECTION CLAUSE

(a)	To the fullest extent permitted by law, any lawsuit associated with a putative class action lawsuit relating in any way to the Plan or the administration of the Plan shall be filed in one of the following jurisdictions: (1) the jurisdiction in which the Plan is principally administered or (2) the jurisdiction in which the largest number of putative class members resides (or if that jurisdiction cannot be determined, the jurisdiction in which the largest number of class members is reasonably believed to reside). If any such lawsuit is filed in a jurisdiction other than the one described in the previous sentence, then the Plan, any Plan affiliates, and all alleged Plan participants shall take all necessary steps to have the lawsuit removed to, transferred to, or re-filed in the jurisdiction described in the previous sentence.

(b)	This Section 11.14 does not relieve the Plan or any putative litigant or class member of any obligation existing under the Plan or by law to exhaust administrative remedies (including the applicable claims procedures) before initiating litigation or to comply with the limitation of actions provision set forth in Section 11.13(b).

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE 26

11.15.	SEVERABILITY

If any provision of the Plan should be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

11.16.	INTEGRATION CLAUSE AND COMPLETE STATEMENT OF PLAN

This document is a complete statement of the Plan and, as of the effective date hereof, supersedes all prior plan documents. No Participant, Beneficiary, former Spouse, or any other person shall be entitled to or have any vested right in or claim to a benefit under the Plan, except as expressly provided herein. The Company shall from time to time issue to Participants one or more booklets or brochures or make presentations summarizing the Plan. In the event of any conflict between the terms of the Plan document and the terms of any such booklets, brochures, and presentations summarizing the Plan, the terms of the Plan document shall control.

*    *    *

IN WITNESS WHEREOF the undersigned has executed this restatement of the Plan.

/s/ John A. Luke, Jr.
John A. Luke, Jr.
Chairman and Chief Executive Officer

APPROVALS

LAW DEPARTMENT

By	/s/ John J. Carrara
John J. Carrara
Associate General Counsel and Assistant Secretary

FILED: December 30, 2008

By	/s/ Wendell L. Willkie, II
Wendell L. Willkie, II
Senior Vice President, General Counsel and Secretary

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE 27

APPENDIX A. TRANSFER OF EX-CAP BALANCES

Effective January 1, 2007 (the “Merger Date”), The Mead Corporation Executive Capital Accumulation Plan (the “Ex-CAP”) is merged into the Plan. From and after the Merger Date:

A-1.	Amounts deferred under the Ex-CAP shall be credited to sub-accounts established pursuant to Section 5.04 of the Plan (the “Ex-CAP Accounts”). Any individual with an account balance under the Ex-CAP who is not already a Participant in the Plan shall become a Participant in the Plan on the Merger Date.

A-2.	Except as otherwise provided in this Appendix A, each Participant’s Ex-CAP Account shall be subject to the terms of the Plan, as in effect and amended from time to time.

A-3.	Subject to the Participant’s right to change the time or form of payment pursuant to Section 7.04 of the Plan (or, for Pre-AJCA Ex-CAP Accounts, Appendix C):

(a)	The Company shall pay each Participant’s Ex-CAP Account in accordance with his most recent distribution election that is valid under the Terms of the Plan and the AJCA (as determined by the Administration Committee in its sole discretion) under the Ex-CAP filed prior to the Merger Date.

(b)	If any Participant has not filed a valid distribution election with respect to all or part of his Ex-CAP Account prior to the Merger Date, the Company shall pay any amount to which a valid distribution election does not apply in a lump sum as soon as practicable after June 30 of the Plan Year next following the Plan Year in which his Termination Date occurs.

(c)	If any Participant dies before his entire Ex-CAP Account has been paid, the Company shall pay the remaining vested balance of his Ex-CAP Account to his Beneficiary in accordance with Section 8.02 of the Plan.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE A-1

APPENDIX B. DISTRIBUTION OF PRE-AJCA DIP ACCOUNTS

B-1.	APPLICABILITY

This Appendix B applies only for Pre-AJCA DIP Accounts, as defined in Section 2.01(dd)(1) of the Plan. This Appendix B sets forth the rules relating to form and time of payment for Pre-AJCA DIP Accounts that applied under the Pre-AJCA DIP (as defined below).

B-2.	DEFINITIONS

For purposes of this Appendix B—

(a)	“Gross Misconduct” means conduct, including a Pre-AJCA DIP Participant’s performance, that the Company determines is cause for terminating the Participant’s employment. Gross Misconduct includes engaging in fraud, misappropriation, embezzlement, neglect of duties and responsibilities, insubordination, or any other material violation of the Company’s policies and procedures.

(b)	“Pre-AJCA DIP” means the MeadWestvaco Corporation Deferred Income Plan as in effect on October 3, 2004.

(c)	“Pre-AJCA DIP Participant” means a Participant who (i) terminated employment with the Company and Affiliates before January 1, 2005, and (ii) has a Pre-AJCA DIP Account.

(d)	“Pre-AJCA DIP Termination Date” means the date, before January 1, 2005, on which a Pre-AJCA DIP Participant’s employment with the Company ended, other than by death, including the date on which a Pre-AJCA DIP Participant retired, quit, or was discharged.

(e)	“Pre-AJCA DIP Termination Distribution” means a distribution of all or part of a Participant’s Pre-AJCA DIP Account, scheduled to commence after his Pre-AJCA DIP Termination Date, in accordance with Section B-3(b).

(f)	“Pre-AJCA DIP Unforeseeable Emergency” means a severe financial hardship resulting from—

(i)	a sudden and unexpected illness or accident of the Pre-AJCA DIP Participant or his dependent (as defined in section 152(a) of the Code);

(ii)	loss of the Pre-AJCA DIP Participant’s property due to casualty; or

(iii)	such other similar extraordinary and unforeseeable circumstances, as approved by the Administration Committee in a non-discriminatory manner, arising as a result of events beyond the Pre-AJCA DIP Participant’s control.

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DEFERRED INCOME PLAN	PAGE B-1

In no case may the need to send a child to college or the desire to purchase a home constitute a Pre-AJCA DIP Unforeseeable Emergency.

B-3.	SCHEDULED DISTRIBUTION OF PRE-AJCA DIP ACCOUNTS

(a)	Scheduled Distribution Elections

(i)	The Company shall pay Pre-AJCA DIP Accounts in accordance with Pre-AJCA DIP Participant distribution elections made pursuant to such procedures established by the Administration Committee as were in effect on October 3, 2004. Any distribution election not made in accordance with such procedures shall be ineffective and shall be disregarded.

(ii)	If a Pre-AJCA DIP Participant terminates employment with the Company without an Pre-AJCA DIP effective distribution election, the Company shall pay his Pre-AJCA DIP Account in accordance with Section B-3(b)(iii).

(b)	Scheduled Distributions Following Termination of Employment

(i)	To the extent properly elected, a Pre-AJCA DIP Termination Distribution shall commence (in a form permitted under Section B-3(c)) in a Plan Year after the Participant’s Pre-AJCA DIP Termination Date.

(A)	If the Pre-AJCA Termination Date occurs prior to the date on which the Pre-AJCA DIP Participant attains age 55, distribution shall commence as soon as practicable after June 30 of the calendar year following the Pre-AJCA DIP Termination Date.

(B)	If the Pre-AJCA DIP Termination Date occurs on or after the date on which the Pre-AJCA DIP Participant attains age 55, and the reason for termination is not Gross Misconduct, distribution shall commence no later than the earliest administratively practicable date after June 30 in the earlier of the (1) tenth calendar year following his Pre-AJCA DIP Termination Date; or (2) the calendar year in which he attains age 70.

(C)	If a Pre-AJCA DIP Participant’s employment with the Company is terminated for Gross Misconduct, distribution of his Pre-AJCA DIP Account shall commence as soon as practicable after June 30 of the calendar year following the his Pre-AJCA DIP Termination Date. The amount of any distribution to any individual whose employment is terminated for Gross Misconduct shall be subject to any claims the Company may have against such individual arising from such Gross Misconduct.

(ii)	Notwithstanding any election by a Pre-AJCA DIP Participant to receive an in-service distribution pursuant to Section 7.02(a) of the Pre-AJCA DIP, if a Pre-AJCA DIP Participant terminated employment prior to receiving all or part of such distribution, the distribution election shall be canceled (to the extent unpaid) and the sub-account or sub-accounts associated with such distribution shall be distributed in accordance with the terms of his Pre-AJCA DIP Termination Distribution election.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE B-2

(iii)	If a Pre-AJCA DIP Participant terminated employment without an effective Pre-AJCA DIP Termination Distribution election, his Pre-AJCA DIP Account (including sub-accounts associated with any unpaid portions of any in-service distribution pursuant to Section 7.02(a) of the Pre-AJCA DIP) shall be distributed in a single lump sum, as soon as practicable after June 30 of the calendar year following the calendar year in which his Pre-AJCA DIP Termination Date occurs.

(iv)	If a Pre-AJCA DIP Participant terminated employment with an effective Pre-AJCA DIP Termination Distribution election that does not apply to the entire balance in his Pre-AJCA DIP Account, (A) distribution of the portion of the Pre-AJCA DIP Account to which a Pre-AJCA DIP Termination Distribution election applies shall commence in accordance with the terms of such election, and (B) the remaining balance of his Pre-AJCA DIP Account shall be paid in a lump sum as soon as practicable after June 30 of the calendar year following the calendar year in which his Pre-AJCA DIP Termination Date occurs.

(c)	Form of Payment Following Termination of Employment

(i)	Except as otherwise provided in Section B-3(c)(ii), all payments under this Section B-2 shall be in the form of lump sum, equal to the full balance of the Pre-AJCA DIP Participant’s nonforfeitable interest in his Pre-AJCA DIP Account as of June 30 in the Plan Year in which the distribution is made.

(ii)	A Pre-AJCA DIP Participant may elect to receive his Pre-AJCA DIP Account in annual installments over a specified period of up to 20 years; provided that:

(A)	If, as of June 30 of the year in which payment is scheduled to commence, the Pre-AJCA DIP Account balance is $50,000 or less, the Company shall pay such balance to the Pre-AJCA DIP Participant in a lump sum; and

(B)	If the Pre-AJCA DIP Participant’s employment with the Company is terminated for Gross Misconduct, the Company shall have sole discretion to determine the form in which his Pre-AJCA DIP Account is paid.

The amount of each annual installment shall be equal to the balance of the Pre-AJCA DIP Account as of June 30 of the applicable year divided by the number of annual installments remaining to be paid. A Pre-AJCA DIP Participant may change his election with respect to form of payment of his Pre-AJCA DIP Account only to the extent permitted by and subject to such rules and procedures established by the Administration Committee as in effect on October 3, 2004.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE B-3

(d)	Rehire

(i)	If a Pre-AJCA Participant is rehired by the Company before his Pre-AJCA DIP Distribution commences, his prior termination date shall not be treated as his Pre-AJCA DIP Termination Date for purposes of this Appendix B.

(ii)	If a Pre-AJCA Participant is rehired by the Company after his Pre-AJCA DIP Termination Distribution commences, payments shall continue in accordance with the payment schedule in effect, without regard to his rehire.

B-4.	UNSCHEDULED DISTRIBUTIONS AND PAYMENTS UPON DEATH

(a)	A Pre-AJCA DIP Participant shall not be eligible to receive an unscheduled distribution except to the extent permitted by subsections (b) and (c) of this Section B-4.

(b)	Hardship Distribution

(i)	A Pre-AJCA DIP Participant who is actively employed by the Company (after having been rehired before commencement of his Pre-AJCA DIP Termination Distribution) and who satisfies the requirements of this Section B-4(b) may receive an unscheduled distribution from his Pre-AJCA DIP Account in the event of a Pre-AJCA DIP Unforeseeable Emergency.

(ii)	If a Pre-AJCA DIP Participant seeks to receive a distribution pursuant to this Section B-4(b), he shall present such evidence and certifications as the Administration Committee or the Plan’s recordkeeper considers necessary to determine whether the Pre-AJCA DIP Participant meets the requirements of this Section B-4(b). The amount of any distribution pursuant to this Section B-4(b) shall not exceed the amount reasonably required to satisfy the emergency need.

(iii)	Notwithstanding the forgoing, a distribution shall not be made pursuant to this Section B-4(b) to the extent that the applicable Pre-AJCA DIP Unforeseeable Emergency is or may be relieved through—

(A)	reimbursement or payment by insurance or otherwise;

(B)	a commercial loan or loan under the Qualified Plan;

(C)	a hardship distribution under the Qualified Plan;

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE B-4

(D)	liquidation of the Pre-AJCA DIP Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(E)	cessation of deferrals under the Plan.

(iv)	If a Pre-AJCA DIP Participant receives a distribution pursuant to this Section B-4(b)—

(A)	any Deferral Elections previously filed by the Pre-AJCA DIP Participant with respect to a period after the distribution shall be canceled; and

(B)	the Pre-AJCA DIP Participant shall not be permitted to file any further Deferral Election forms with respect to any Plan Year before the Plan Year that beings after the Plan Year in which such distribution is made.

(c)	Non-Hardship “Haircut” Distribution. A Pre-AJCA DIP Participant who does not qualify for a Pre-AJCA Hardship Distribution may at any time elect to receive a distribution of all or any portion of his Pre-AJCA DIP Account; provided, however, that if a Pre-AJCA DIP Participant receives an unscheduled distribution pursuant to this Section B-4(c), an amount equal to 10 percent of the amount requested to be distributed shall be permanently forfeited from the vested balance in the Participant’s Pre-AJCA DIP Account and shall not be paid to, or in respect of, the Pre-AJCA DIP Participant at any time.

(d)	Form of Payment of Unscheduled Pre-AJCA DIP Distributions. All payments under subsections (b) and (c), above, shall be made in a lump sum.

(e)	Payments Upon Death. Upon the death of a Pre-AJCA DIP Participant (whether or not he is employed by the Company at the time of death), the Company shall pay the remaining balance in his Pre-AJCA DIP Account in accordance with the following rules:

(i)	Except as provided in Section B-4(e)(iii), if, at the time of the Pre-AJCA DIP Participant’s death, he has not begun receiving payments from the Plan, payments shall be made in accordance with Section B-3(b). If the Participant dies before his Pre-AJCA DIP Termination Date, the date of his death shall be treated as his Pre-AJCA DIP Termination Date.

(ii)	Except as provided in Section B-4(e)(iii), if a Pre-AJCA DIP Participant dies while receiving Pre-AJCA DIP Account distributions, his Beneficiary shall receive any remaining installment payments under this Appendix B as they become due.

(iii)	Subject to any rules, regulations, conditions, and restrictions established by the Administration Committee and in effect on October 3, 2004, any Beneficiary may petition the Administration Committee to change the terms of the Pre-AJCA DIP Participant’s distribution election with respect to his Pre-AJCA DIP Account or to receive his distribution in a single lump sum.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE B-5

(f)	Designation of Beneficiary. A Pre-AJCA DIP Participant’s Beneficiary shall be determined in accordance with Section 8.03 of the Plan.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE B-6

APPENDIX C. DISTRIBUTION OF PRE-AJCA EX-CAP ACCOUNTS

C-1.	APPLICABILITY

This Appendix C applies only for Pre-AJCA Ex-CAP Accounts, as defined in Section 2.01(dd)(2) of the Plan. This Appendix C sets forth the rules relating to form and time of payment for Pre-AJCE Ex-CAP Accounts that applied under the Pre-AJCA Ex-CAP (as defined below).

C-2.	DEFINITIONS

For purposes of this Appendix C—

(a)	“Ex-CAP Change in Control.”

(i)	Subject to paragraph (ii), below, an “Ex-CAP Change in Control” shall be deemed to have occurred if any one of the following events shall have occurred:

(A)	A Tender Offer (other than a Tender Offer by MeadWestvaco) expires, if the offeror acquires Shares pursuant to such Tender Offer;

(B)	Shareholders of MeadWestvaco approve a definitive agreement—

(1)	for the merger or consolidation of MeadWestvaco or any direct or indirect subsidiary of MeadWestvaco into or with another corporation, other than—

(a)	a merger or consolidation that would result in the voting securities of MeadWestvaco outstanding immediately prior thereto continuing to represent—

(I)	in the case of a merger or consolidation of MeadWestvaco, either by remaining outstanding or by being converted into voting securities of the surviving entity of any parent thereof, or

(II)	in the case of a merger or consolidation of any direct or indirect subsidiary of MeadWestvaco, either by remaining outstanding if MeadWestvaco continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof;

at least 51 percent of the combined voting power of the voting securities of MeadWestvaco or such surviving or parent entity outstanding immediately after such merger or consolidation; or

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE C-1

(b)	a merger or consolidation effected to implement a recapitalization of MeadWestvaco (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of MeadWestvaco (not including in the securities Beneficially Owned by such Person any securities acquired directly from MeadWestvaco or its CIC Affiliates) representing 25 percent or more of the combined voting power of MeadWestvaco’s then outstanding securities, or

(2)	for the sale or disposition of all or substantially all of the assets of MeadWestvaco, other than a sale or disposition by MeadWestvaco of all or substantially all of MeadWestvaco’s assets to an entity, at least 51 percent of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of MeadWestvaco in substantially the same proportions as their ownership of MeadWestvaco immediately prior to such sale or disposition;

(C)	any Person is or becomes the Beneficial Owner of 25 percent or more of the voting power of the then outstanding securities of MeadWestvaco (not including in the securities Beneficially Owned by such Person any securities acquired directly from MeadWestvaco or its CIC Affiliates), excluding (1) any Person who becomes such a Beneficial owner in connection with a transaction described in subparagraph (B)(1)(a), above, or (2) the date of authorization, by both a majority of the portion of such voting power excluding the voting power of interested Shares, of a “control share acquisition” (as such term is defined in Chapter 1701 of the Ohio Revised Code, or, if applicable, its closest equivalent under Delaware law), or

(D)	a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of MeadWestvaco) who were elected, or were nominated for election by MeadWestvaco’s shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

MEADWESTVACO CORPORATION	2007 RESTATEMENT
DEFERRED INCOME PLAN	PAGE C-2

(ii)	Notwithstanding any provision of paragraph (i), above, an Ex-CAP Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of MeadWestvaco immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity that owns all or substantially all of the assets of MeadWestvaco immediately following such transaction or series of transactions.

(iii)	Certain Definitions. For purposes of this Section C-2(a)—

(A)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 of the Exchange Act.

(B)	“CIC Affiliate” shall mean “affiliate,” as defined in Rule 12b-2 promulgated under section 12 of the Exchange Act.

(C)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(D)	“Person” shall have the meaning set forth in section 3(a)(9) of the Exchange Act, as modified and used in sections 13(d) and 14(d) thereof, except that such term shall not include:

(1)	MeadWestvaco or any of its subsidiaries;

(2)	a trustee or other fiduciary holding securities under an employee benefit plan of MeadWestvaco or any of its CIC Affiliates;

(3)	an underwriter temporarily holding securities pursuant to an offering of such securities, or

(4)	a corporation owned, directly or indirectly, by the shareholders of MeadWestvaco in substantially the same proportions as their ownership of stock of MeadWestvaco.

(E)	“Shares” shall mean shares of common stock of MeadWestvaco Corporation.

(F)	“Tender Offer” shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified, or superseded from time to time.

(b)	“Ex-CAP Distribution Period” means a period of 5, 10, 15, or 20 calendar years as elected by the Pre-AJCA Ex-CAP Participant for whom the Account is maintained.

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DEFERRED INCOME PLAN	PAGE C-3

(c)	“Ex-CAP Elective Distribution” means a distribution pursuant to Section C-3(d).

(d)	“Ex-CAP Emergency Distribution” means a distribution pursuant to Section C-3(c).

(e)	“Ex-CAP Payment Date” means July 20 of each year, except that if an election was filed in accordance with Section 3.3 of the Pre-AJCA Ex-CAP with respect to distributions following an Ex-CAP Change in Control, the term includes July 20 of the year selected by a Participant to receive a lump sum distribution.

(f)	“Pre-AJCA Ex-CAP Participant” means a Participant who (i) terminated employment with the Company and Affiliates before January 1, 2005, and (ii) has a Pre-AJCA Ex-CAP Account.

(g)	“Pre-AJCA Ex-CAP” means the Mead Corporation Executive Capital Accumulation Plan as in effect on October 3, 2004.

(h)	“Ex-CAP Unforeseeable Emergency” means severe financial hardship to the Pre-AJCA Ex-CAP Participant resulting from a sudden and unexpected illness or accident of the Pre-AJCA Ex-CAP Participant or of his “dependent” (as defined in section 152(a) of the Code), loss of the Pre-AJCA Ex-CAP Participant’s property due to a casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Pre-AJCA Ex-CAP Participant.

C-3.	DISTRIBUTION OF PRE-AJCA EX-CAP ACCOUNTS TO PRE-AJCA EX-CAP PARTICIPANTS

(a)	Annual Distributions

Except as otherwise provided in this Appendix C, if a Pre-AJCA Ex-CAP Participant’s employment with the Company and 80% Affiliates is terminated for any reason other than his death, and on the June 30 preceding his initial Ex-CAP Payment Date, the aggregate balances of his Pre-AJCA Ex-CAP Accounts equal at least $50,000, each of his Pre-AJCA Ex-CAP Accounts shall be distributed to him in annual installments (each in the amount determined as provided below), made on or about each Ex-CAP Payment Date, beginning:

(i)	in the case of a Pre-AJCA Ex-CAP Participant whose employment terminates at any age by reason of “disability” (as determined by the Plan Administrator) or for any reason upon or after reaching age 55 years, on or about the Ex-CAP Payment Date of the calendar year elected by him; and

(ii)	in all other cases, and notwithstanding any previous election, on or about the Ex-CAP Payment Date of the calendar year next following the calendar year during which his termination of employment with the MeadWestvaco and its 80% Affiliates occurs;

and continuing for the number of calendar years constituting the Ex-CAP Distribution Period he has elected with respect to that Pre-AJCA Ex-CAP Account. Notwithstanding a Pre-AJCA Ex-CAP Participant’s elected Ex-CAP

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Distribution Period, if on the June 30 preceding his initial Ex-CAP Payment Date, the aggregate balances of a Pre-AJCA Ex-CAP Participant’s Pre-AJCA Ex-CAP Accounts is an amount that is less than $50,000, those balances shall be distributed to him on or about his initial Ex-CAP Payment Date in a single lump sum. The amount of each annual installment from a Pre-AJCA Ex-CAP Account for a calendar year shall be equal to the balance of such Pre-AJCA Ex-CAP Account as of June 30 of the applicable year, divided by the number of calendar years remaining in the Ex-CAP Distribution Period elected by the Pre-AJCA Ex-CAP Participant with respect to that Pre-AJCA Ex-CAP Account. Notwithstanding any of the foregoing to the contrary, if a Pre-AJCA Ex-CAP Participant with respect to whom a participant account under the Pre-AJCA Ex-CAP was established for calendar year 1995 or 1996 has elected an Ex-CAP Distribution Period that is less than 10 calendar years, then, at any time, but at least one year prior to his initial Ex-CAP Payment Date, he may elect to have his Ex-CAP Distribution Period with respect to such portion of his Pre-AJCA Ex-CAP Account occur over a period of 10 or more years commencing on the previously elected initial Ex-CAP Payment Date.

(b)	Interim Distributions

If a Pre-AJCA Ex-CAP Participant becomes entitled to receive an interim distribution pursuant to section 8.2 of the Pre-AJCA Ex-CAP from a Pre-AJCA Ex-CAP Account on or after the initial Ex-CAP Payment Date applicable to such Account, no such interim distribution shall be made to him and the annual installment payments specified by Section C-3(a) shall continue. Any interim distribution election made by a Pre-AJCA Ex-CAP Participant pursuant to section 8.2 of the Pre-AJCA Ex-CAP shall be automatically canceled on the date of his death. Notwithstanding any of the foregoing to the contrary, if a Pre-AJCA Ex-CAP Participant has elected pursuant to section 8.2 of the Pre-AJCA Ex-CAP to receive an interim distribution with respect to a participant account established for calendar years 1995 and 1996, then, at any time, but at least one year prior to such interim distribution, he may elect to reduce such interim distribution payment.

(c)	Ex-CAP Emergency Distributions

(i)	If, on written application of a Pre-AJCA Ex-CAP Participant, it is determined (as provided below) that such Participant has experienced an Ex-CAP Unforeseeable Emergency, then, as of the first day of any calendar month, he may elect to receive an Ex-CAP Emergency Distribution from one or more of his Pre-AJCA Ex-CAP Accounts, provided that the aggregate amount of any such distribution shall not exceed the amount reasonably needed to satisfy his emergency need. In determining whether an Ex-CAP Emergency Distribution should be made to a Pre-AJCA Ex-CAP Participant consideration may be given to the extent to which his Ex-CAP Unforeseeable Emergency can be relieved:

(A)	through reimbursement or compensation by insurance or otherwise;

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(B)	by liquidation of the Pre-AJCA Ex-CAP Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship;

(C)	by cessation of deferrals under the Plan; or

(D)	other distributions to be made to the Pre-AJCA Ex-CAP Participant from the Plan.

(ii)	A determination with respect to whether a Pre-AJCA Ex-CAP Participant has experienced an Ex-CAP Unforeseeable Emergency shall be made:

(A)	in the case of a Pre-AJCA Ex-CAP Participant employed or last employed by the Company at a salary grade below salary grade 24 (exclusive of an elected officer of the Company or an 80% Affiliate) and his Beneficiary, the Plan Administrator; and

(B)	in the case of a Pre-AJCA Ex-CAP Participant employed or last employed by the Company at salary grade 24 or above or as an elected officer of the Company or an 80% Affiliate, and their beneficiaries, the Administration Committee.

(iii)	To the extent permitted under ERISA, determinations made pursuant to this Section C-3(c) shall not be subject to the procedures established pursuant to Section 9.05 of the Plan.

(d)	Ex-CAP Elective Distributions. As of the first day of any calendar month a Pre-AJCA Ex-CAP Participant may elect, by writing filed with the Plan Administrator, to receive an Ex-CAP Elective Distribution from one or more of his Pre-AJCA Ex-CAP Accounts; provided, however, that if a Pre-AJCA Ex-CAP Participant receives an Ex-CAP Elective Distribution, he shall forfeit an amount equal to 20 percent of the amount of such Ex-CAP Elective Distribution.

(e)	Ex-CAP Change in Control Distributions. In connection with, but prior to, a, Ex-CAP Change in Control, the Administration Committee, in its sole discretion, may authorize distribution of Pre-AJCA Ex-CAP Accounts in single lump sums.

C-4.	DISTRIBUTION OF PRE-AJCA EX-CAP ACCOUNTS TO BENEFICIARIES

(a)	Distribution to a Beneficiary. If a Pre-AJCA Ex-CAP Participant dies (either prior to or following his Termination of Employment) the undistributed balance of each of his Pre-AJCA Ex-CAP Accounts will be distributed as follows:

(i)	If distribution has commenced prior to his death, annual installments shall continue to be distributed to his Beneficiary with respect to the Pre-AJCA Ex-CAP Account during the remainder of the Ex-CAP Distribution Period applicable to that Pre-AJCA Ex-CAP Account, as if the deceased Pre-AJCA Ex-CAP Participant had lived; and

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(ii)	If distribution has not commenced prior to his death, the applicable Pre-AJCA Ex-CAP Account shall be distributed in annual installments commencing on the Ex-CAP Payment Date and over the Ex-CAP Distribution Period elected by the deceased Pre-AJCA Ex-CAP Participant with respect to that Pre-AJCA Ex-CAP Account.

(b)	Beneficiary. A Pre-AJCA Ex-CAP Participant’s Beneficiary shall be determined in accordance with Section 8.03 of the Plan.

C-5.	Section 162(m) Limitation on Distributions

Notwithstanding any other provision of this Appendix C to the contrary, distributions of Pre-AJCA Ex-CAP Accounts shall be subject to the “Section 162(m) Limitation” as in effect on October 3, 2004. This Section C-5 sets forth the terms of such Section 162(m) Limitation.

(a)	Definitions. For purposes of this Section C-5—

(i)	“Ex-CAP Accounting Date” means each business day; provided that, with respect to any Ex-CAP Supplement A Individuals, “Ex-CAP Accounting Date” means the last business day of each calendar quarter.

(ii)	“Ex-CAP Supplement A Individual” means (i) any individual who was a participant in the Ex-CAP as of December 31, 1999, and (ii) each beneficiary of a deceased participant in the Ex-CAP who was eligible to receive a distribution from the Ex-CAP as of January 1, 2000.

(b)	Tentative Section 162(m) Determination. Prior to a Pre-AJCA Ex-CAP Participant’s Ex-CAP Payment Date for any calendar year, the Administration Committee may, in its discretion, make a tentative determination as to whether the sum of:

(i)	amounts otherwise distributable to the Pre-AJCA Ex-CAP Participant from his Pre-AJCA Ex-CAP Account under the Plan as of that Ex-CAP Payment Date; and

(ii)	all other compensation expected to be payable to the Pre-AJCA Ex-CAP Participant and deductible by the Company for that calendar year;

will exceed the maximum deductible amount permitted with respect to the Pre-AJCA Ex-CAP Participant for that calendar year by section 162(m) of the Code. Based on the Administration Committee’s tentative decision, the provisions of Section C-5(c) or (d), as the case may be, shall become applicable with respect to the Pre-AJCA Ex-CAP Participant. Notwithstanding the foregoing, the provisions of this Section C-5 shall not be applicable with respect to any distribution payable under this Appendix C during any calendar year following the calendar year in which an Ex-CAP Change in Control occurs.

(c)

Tentative Determination Amount Not in Excess of 162(m) Limit. If the Administration Committee tentatively determines that the sum of the amounts described in Section C-5(b)(i) and (b)(ii) payable to a Pre-AJCA Ex-CAP

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Participant for a calendar year will be fully deductible by the Company for that year, distribution from his Pre-AJCA Ex-CAP Accounts shall be made to the Pre-AJCA Ex-CAP Participant in accordance with the provisions of Section C-3 as of his Ex-CAP Payment Date.

(d)	Tentative Determination Amount in Excess of 162(m) Limit. If the Administration Committee tentatively determines that the sum of the amounts described in Section C-5(b)(i) and (b)(ii) payable to a Pre-AJCA Ex-CAP Participant for a calendar year will not be fully deductible by the Company for that year, the Administration Committee may direct that all or any portion of the balances of his Pre-AJCA Ex-CAP Accounts otherwise distributable as of his Ex-CAP Payment Date for that calendar year be retained under the terms of the Plan, as modified by this Appendix C. However, during the month of December of that calendar year, the Administration Committee shall make a final determination with respect to whether any portion of such retained amount will be fully deductible to the Company for that calendar year if distributed to the Pre-AJCA Ex-CAP Participant and such portion that is fully deductible, if any, shall be distributed to the Pre-AJCA Ex-CAP Participant on or before that last day of that calendar year. Any such distribution shall be charged to the Participant’s Pre-AJCA Ex-CAP Account from which it was distributed as of the Ex-CAP Accounting Date coincident with or next following the date of distribution.

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